Exhibit 3

ADOPTED: May 18, 1993 (Entirety)
AMENDED: May 19, 1994 (Section 3.2)
AMENDED: May 19, 2007 (Section 3.2)

RESTATED BY-LAWS

OF

TITAN WHEEL INTERNATIONAL, INC.

Article I

OFFICES

Section 1.1    Principal Office. The principal office of the corporation in the State of Illinois shall be located at 2701 Spruce Street in the City of Quincy and County of Adams. The corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.

Section 1.2    Registered Office. The registered office of the corporation required by the Illinois Business Corporation Act of 1983 (the "Act") to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

Article II

SHAREHOLDERS

Section 2.1    Annual Meetings. The annual meeting of the shareholders shall be held on the second Tuesday of the fifth calendar month after the end of the corporation's fiscal year at the hour of 10:00 A.M., or at such other date and time as the board of directors by resolution may provide, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.2    Special Meetings. Special meetings of the shareholders may be called by the chairman (if such office is filled), the president, the board of directors, or the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote for the purpose or purposes of the meeting.

Section 2.3    Inspectors. At any meeting of the shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do all such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.4    Place of Meeting. The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Illinois.    ·

Section 2.5    Notice of Meeting. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 2.6    Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 2.7    Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before each meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such lists or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 2.8    Quorum and Manner of Acting. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders, but in no event shall a quorum consist of less than one third of the outstanding shares entitled so to vote. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Section applies in determining the presence of a quorum of such class or series for transaction of such item of business. If less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Act, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

Section 2.9    Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.10    Voting of Shares. Except as otherwise provided by the articles of incorporation, these by laws, or the Act, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Section 2.11    Voting of Shares by Certain Holders.

(a)     Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the laws of incorporation of such corporation.

(b)     Shares registered in the name of a deceased person, a minor, or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c)     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of receiver may be vote by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d)    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the names of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)     Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

Section 2.12    No Cumulative Voting. No holder of any shares of any class of stock of this corporation shall be entitled to cumulative voting rights in the election of the board of directors of the corporation under any circumstances.

Section 2.13    Informal Action by Shareholders. Unless otherwise provided by law or by the articles of incorporation, any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed (a) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all the shareholders entitled to vote, then such consent shall become effective only if at least five (5) days prior to the execution of consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

Section 2.14    Voting by Ballot. Voting on any question or in any election may be voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Article III

DIRECTORS

Section 3.1    General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 3.2    Number, Tenure and Qualifications. The number of directors which shall constitute the whole board shall be such number as the Board of Directors may determine from time to time but shall not be less than five (5) nor more than nine (9). Directors need not be residents of Illinois or shareholders of the corporation. The term of office of each director shall be three (3) years, and as nearly as practicable, taking into account the increases or decreases in the number of directors constituting the Board of Directors, one-third of the Board of Directors shall be elected each year at the annual meeting. In the event of a change in the number of directors, the resolution effecting such change shall specify the years in which the terms of the directorships thereby created shall first expire.

Section 3.3    Annual and Regular Meetings. The annual meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of regular meetings.

Section 3.4    Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board of directors, the president or any director. The person authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

Section 3.5     Notice. Notice of any regular or special meeting of the board of directors shall be given at least eight (8) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram or telecopy. If mailed, such notice shall be deemed to be delivered on the earlier of either (a) the date of receipt or (b) the third business day following the date such notice is deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by telecopy, such notice shall be deemed to be delivered when sent. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business presented because the meeting is not lawfully caned or convened. Neither the business to be transacted at nor the purpose of any annual, regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6    Quorum and Manner of Action. A majority of the number of directors then in office shall constitute a quorum for transaction of business at any meeting of the board of directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 3.7    Attendance by Communications Equipment. Unless specifically prohibited by the articles of incorporation, members of the board of directors, or of any committee of the board of directors, may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 3.8    Vacancies. Any vacancy occurring in the board of directors, including a vacancy occurring as a result of the removal of a director, and any directorship to be filled by reason of an increase in the number of directors, may be filled by election by the shareholders at an annual meeting or at a special meeting called for that purpose, provided, however, that vacancies occurring between meetings of shareholders by reason of an increase in the number of directors or otherwise, may be filled by the board of directors. A director elected to fill a vacancy shall hold office for the balance of the term for which he was elected. A director appointed to fill a vacancy shall serve until the next meeting of shareholders at which directors for such class are to be elected.

Section 3.9    Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporation matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.10    Committees.

(a)     A majority of the directors may create one or more committees and appoint two or more members of the board to serve on the committee or committees at the pleasure of the board. Unless the appointment by the board of directors requires a great number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the bylaws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

(b)     To the extent specified by the board of directors or in the articles of incorporation or these by-laws, each committee may exercise all of the authority of the board of directors in the management of the corporation; provided, however, that a committee may not: (i) authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof; (ii) approve or recommend to shareholders any act required by these bylaws or law to be approved by shareholders; (iii) fill vacancies on the board or any of its committees; (iv) elect or remove officers or fix the compensation of any member of the committee; (v) adopt, amend, or repeal these by-laws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a general formula or' method prescribed by the board; (viii) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under all employee benefit plan; or (ix) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

Section 3.11     Informal Action. Any action required to be taken at a meeting of the board of directors of the corporation, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

Section 3.12    Resignation or Removal. A director may resign at any time upon written notice to the board of directors. One or more of the directors may be removed, with or without cause, at a meeting of shareholders, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors; provided, however, that no directors shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice, and only the named director or directors may be removed as such meeting.

Section 3.13    Compensation. The board of directors, by affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, notwithstanding any director conflict of interest. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board and of any committees thereof. No such payment previously mentioned in this Section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Article IV

OFFICERS

Section 4.1    Number. The board of directors shall elect a president, a secretary and a treasurer and from time to time, may elect a chairman of the board of directors, an honorary chairman of the Board of directors, one or more vice presidents and such assistant secretaries, assistant treasurers and other officers, agents and employees as it may deem proper. Any two or more offices may be held by the same person, except the offices of president and secretary.

Section 4.2    Election, Vacancies, and Term of Office. The elective officers of the corporation shall be elected annually by the board of directors at its annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.3    Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4    Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the board of directors and these by-laws.

Section 4.5    Chairman of the Board of Directors. The chairman of the board of directors, if a chairman of the board of directors has been elected and is serving, shall preside at all meetings of the shareholders and board of directors and shall perform such other duties as the board of directors may from time to time prescribe.

Section 4.6    President. In the event that a chairman has not been elected, then all of the duties of the chairman shall be performed by the president. The president shall be the chief executive officer of the corporation. In the absence of the chairman, the president shall preside at all meetings of the shareholders and of the board of directors. The president may sign, with the secretary, an assistant secretary or any other proper officer of the corporation thereunto duly authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. In general, the president shall see that all orders and resolutions of the board are carried into effect, shall perform all duties incident to and shall have the general powers of supervision and management usually vested in the office of president and chief executive officer of a corporation, and shall perform such other duties as may be prescribed from time to time by the board of directors.

Section 4.7    Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, including, without limitation, the duties of the chairman if and as assumed by the president as a result of the absence of the chairman or his inability or refusal to act, and the vice president, when so acting, shall have all of the powers and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation. Each vice president shall perform such other duties as from time to time may be assigned to him by the president or the board of directors.

Section 4.8    Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such stun and with such surety or sureties as the board of directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws. The treasurer shall in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or the board of directors.

Section 4.9    Secretary. The secretary shall: (a) keep records of corporate action, including the minutes of meetings of the shareholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of such shareholder which shall be furnished to the secretary by such shareholder; (e) sign, with the chairman, the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman, the president or the board of directors.

Section 4.10    Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign, with the chairman, the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries in general shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president, the chairman of the board or the board of directors.

Section 4.11    Salaries. The salaries of the officers of the corporation shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Article V

CONTRACTS, LOANS, CHECKS,
DEPOSITS & VOTING SECURITIES

Section 5.1    Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. When the execution of any instrument has been authorized without specification of the executing officers or agents, the chairman of the board, the president or any vice president, and the secretary or assistant secretary or treasurer or assistant treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

Section 5.2     Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 5.3    Checks, Drafts. Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 5.4    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

Section 5.5    Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, either the chairman or the president or, in the event of his or their inability to act, the vice president having authority under these by-laws to act in the absence of the president, shall have full power and authority on behalf of the corporation to attend, act and vote at any meetings of security holders of corporations in which the corporation may hold securities and at such meetings or otherwise shall possess and may exercise any and all rights and powers incident to the ownership of such securities. The power and authority to attend, act and vote at meetings shall include the power and authority to consent, on behalf of the corporation, with respect to securities of other corporations held by the corporation. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

Article VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1    Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the board shall deem advisable, subject to the articles of incorporation and any requirements of the laws of the State of Illinois.

Section 6.2    Certificates For Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and may be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall (a) appear on the face of such certificate and (b) be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 6.3    Transfers of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

Section 6.4    Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may propose.

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Article VII

FISCAL YEAR

The fiscal year of the corporation shall be determined by the board of directors.

Article VIII

DISTRIBUTIONS

The board of directors may from time to time authorize, and the corporation may make, distributions to its shareholders, subject to any terms and conditions provided by law and the articles of incorporation.

Article IX

SEAL

The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be pressed or affixed or in any other manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal in not mandatory.

Article X

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Article XI

INDEMNIFICATION

Section 11.1    Non-Derivative Actions. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner be or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

Section 11.2    Derivative Actions. The corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 11.3    Expenses of Successful Defense. To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 11.1 and 11.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 11.4     Determination that Indemnification is Proper. Any indemnification under Sections 11.1 and 11.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 11.1 or 11.2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

Section 11.5    Expense Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

Section 11.6    Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and. administrators of such a person.

Section 11.7    Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article or the laws of the State of Illinois.

Section 11.8    Report to Shareholders. If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

Section 11.9    Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article XI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person's capacity as a director or officer. Except as provided in Section 11.3, the corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the board of directors.

Section 11.10    Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Section 11.11    Changes in Illinois Law. In the event of any change of the Illinois statutory provisions applicable to the corporation relating to the subject matter of Article XI of these by-laws, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the corporation to provide broader indemnification rights than such provisions permitted the corporation to provide prior to any such change. Subject to Section 11.12, the board of directors is authorized to amend these bylaws to conform to any such changed statutory provisions.

Section 11.12    Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Section 11.13    Definitions. For purposes of this Article:

(a)    References to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

(b)    References to “other enterprises” shall include employee benefit plans.

(c)     References to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

Article XII

AMENDMENTS

Subject to Section 11.12, the by-laws of the corporation may be amended, altered or repealed, in whole or in part, by the shareholders or by the board of directors at any meeting duly held in accordance with these by-laws, provided that notice of the meeting includes notice of the proposed amendment, alteration, or repeal.

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